Exhibit 10.3

PROMISSORY NOTE

Issuance Date: September 28, 2022

I-ON Acquisition Corp., a Florida corporation, (the “Maker”), for value received, hereby promises to pay to I-ON Communications, Ltd., a Korean Company (the “Holder” and collectively with the Maker, the “Parties”) the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), as provided herein.

1.           Payment of Principal; Maturity Date.  This Secured Promissory Note (this “Note”) has been issued to the Holder in exchange for the above stated principal amount in cash paid to the Maker on or prior to the Issuance Date of this Note, as stated above. The principal amount of this Note shall be due and payable on the earlier of: thirty (30) days from the Issuance Date; or the filing of the Definitive Information Statement by I-ON Digital Corp. (the “Company”) for the ratification of the spinoff of the Company’s subsidiary I-ON Communications, Ltd. and the reverse split of the Company’s common stock (the “Maturity Date”).

2.            Interest.  There will be no interest on this Note.

3.          Payments.  All payments under this Note shall be made to the Holder by wire transfer.  All payments shall be applied first to the payment of all fees and expenses due to the Holder under this Note, then to any accrued interest, and the balance on account of the outstanding principal. Whenever any payment under this Note falls due on a day that is not a business day, such payment may be made on the next succeeding business day.

4.            Prepayments.  The Maker may from time to time at its election prepay the principal amount of this Note (in whole or in part) without premium or penalty of any kind.

5.            Events of Default.

(a)          The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) under this Note:

(i)          the Maker shall fail to make any payment of principal or interest due hereunder within ten (10) days of the due date of such payment;
(ii)        the Maker shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent; or
(iii)       an involuntary case or other proceeding shall be commenced against the Maker with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 60 consecutive days; or

(b)          Upon the occurrence of an Event of Default, the unpaid principal balance of this Note and accrued interest on this Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker.

6.          Amendments and Waivers.  This Note may not be changed, amended, modified or discharged orally, but only by a written instrument signed by the Holder or its assign and the Maker, and may be waived only by an instrument in writing signed by the party waiving compliance.

7.           Collateral Security.  This Note is a secured obligation of the Maker. This Note is secured in part by that certain Escrow and Pledge Agreement dated the date hereof (the “Collateral Pledge Agreement”) between the Maker and the Holder to which reference may be had for a description of the rights, obligations, liabilities and restrictions of the Maker and the Holder.

8.           Set-off, Reductions.  The Maker may hold-back, set-off against or reduce amounts otherwise due or outstanding under this Note with respect to a claim for indemnification and such properly held-back, set-off or reduced sum shall not bear interest, give rise to a violation of or violate the Holder’s rights or remedies under this Note or provide any rights or remedies to the Holder.  In the event the Maker sets-off against or reduces the principal amount of this Note pursuant to the rights provided in this paragraph, notwithstanding anything in this Note, the principal amount of this Note shall be so permanently reduced.

9.           Miscellaneous.

(a)           If the Holder prevails in a lawsuit to collect on this Note, the Maker will pay the Holder’s costs and lawyer’s fees in an amount the court finds to be reasonable.  These costs will be added to the outstanding principal and will become immediately due.

(b)          This Note and the transactions contemplated hereby, and all disputes among the parties under or related to the Note or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the State of Delaware’s principles of conflicts of law.

(c)          THE MAKER AND THE HOLDER (BY THE HOLDER’S ACCEPTANCE OF THIS NOTE) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

(d)        TO THE FULLEST EXTENT PERMITTED BY LAW, THE MAKER HEREBY WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICE OF DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST AND NON-PAYMENT, AND ALL OTHER DEMANDS OR NOTICES OF ANY KIND IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, DISHONOR OR ENFORCEMENT OF THIS NOTE.

(e)           If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

(f)          This Note and the rights and privileges hereunder may not be assigned sold, pledged or otherwise transferred by the Holder without the prior written consent of the Maker.  The Maker shall have no right to assign this Note or its duties, obligations, responsibilities and liabilities under this Note to any party at any time without the prior written consent of the Holder.

(g)          Anything in this Note to the contrary notwithstanding, this Note shall be binding upon and inure to the benefit of the Maker and the Holder and each of their respective permitted successors and assigns.

(h)          After all principal and accrued interest, if any, at any time owed on this Note has been paid in full, this Note shall be surrendered to the Maker for cancellation and shall not be reissued.

IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above.

I-ON ACQUISITION CORP.

By:
Name: Frank Rizzo
Title: Principal